EXHIBIT 4.0

COMMON STOCK
CERTIFICATE NO	COMMON STOCK
____________ SHARES
See reverse side for certain definitions
CUSIP NO. _________

AUBURN BANCORP, INC.
INCORPORATED UNDER THE LAWS OF THE UNITED STATES

THIS CERTIFIES THAT:

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARE OF COMMON STOCK $0.01 PAR VALUE
PER SHARE OF AUBURN BANCORP, INC.

          The Shares represented by this certificate are transferable only on the stock transfer books of Auburn Bancorp, Inc. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter of the Company and any amendments thereto (copies of which are on file with the Corporate Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. This certificate is not valid until countersigned and registered by the Corporation’s Transfer Agent and Registrar.

          The shares are not a deposit account and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

          IN WITNESS WHEREOF, AUBURN BANCORP, INC. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:	[SEAL]

SIGNATURE TO COME	SIGNATURE TO COME

Secretary	President and Chief Executive Officer

          The shares represented by this Certificate are subject to a limitation contained in the Charter generally to the effect that for a period of five years from the date of the initial issuance of securities in no event shall any person, other that Auburn Bancorp, MHC, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10% of the outstanding shares of common stock. Shares beneficially owned in excess of this limitation shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares.

          The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

          The shares represented by this Certificate may not be cumulatively voted on any matter.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out on full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFTS MIN ACT -	________	custodian __________________
			(Cust)	(Minor)
TEN ENT -	as tenants in entireties
under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		________________________________________
(State)

		UNIF TRF MIN ACT -	________	custodian (until age ______ )
(Cust)

under Uniform Transfers to Minors Act
________________________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received _______________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER IF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

___________________________________________________________________________________ shares of the common stock represented by this certificate and do hereby irrevocable constitute and appoint __________________________________________________________________, attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED ______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAMS), PURSUANT TO S.E.C. RULE 17Ad-15

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.